Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                  Contact: Seitel - 713-881-8900

SEITEL APPOINTS RANDALL D. STILLEY AS NEW CEO

HOUSTON, February 18, 2004, Seitel, Inc. (BB SEIEQ; TORONTO: OSL) today announced that it has hired Randall D. Stilley as the Company's new CEO and President, effective immediately. Mr. Stilley's appointment is made with the support of the official committee representing Seitel's public shareholders, and is subject to the Bankruptcy Court's approval. Mr. Stilley brings to Seitel 28 years of operating experience in the oil and gas industry. Most recently, Mr. Stilley has been a consultant to private equity and an investor in the oil and gas industry. Previously he served as President of Weatherford International's Oilfield Services division, and prior to that spent 22 years at Halliburton Company in various engineering and management positions, in both the U.S. and internationally.

With Mr. Stilley's appointment, Larry E. Lenig, Jr., who has served as CEO since December of 2002 is leaving with the gratitude, full support and appreciation of the Board. Fred S. Zeidman, Chairman of Seitel, stated, "Seitel has been extremely well-served by Larry's expertise in helping to structure and negotiate the reorganization process and we now feel that the Company is poised to complete the final stages of its reorganization and to successfully emerge after confirmation."

Fred S. Zeidman further stated, "Randy Stilley's extensive experience and knowledge of the industry, together with his keen strategic intellect, strong leadership characteristics and unique set of team-building skills will serve the Company well as we continue to move forward. Randy was a consensus nominee for this position and was strongly endorsed by the official equity committee."

Randall Stilley added, "I am excited about the opportunity to work together with the entire Seitel team and with our customers, suppliers and shareholders and other constituents toward long-term success. The Company has made great progress and we look forward to building on this momentum. Seitel's extensive U.S. and Canadian database of 3D and 2D seismic coverage, enhanced by an impressive suite of value-added products, provides an exceptional platform for future growth."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended (the "Securities Act"), or an applicable exemption from such registration. There shall not be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT SEITEL

Seitel markets its proprietary seismic information/technology to more than 400 petroleum companies, licensing data from its library and creating new seismic surveys under multi-client projects. Statements in this release about the future outlook related to Seitel involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from expected results. While the Company believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond the Company's control. Among the other important factors which could cause actual results to differ materially from those in the forward-looking statements are potential changes in the terms of the proposed amended plan of reorganization, the failure of the Bankruptcy Court to confirm the amended plan, or the failure of the amended plan to otherwise become effective, as well as other factors detailed in the Disclosure Statement or in Seitel's filings with the Securities and Exchange Commission, including its most recent Form 10-K Annual Report, a copy of which may be obtained from the Company without charge.